EXHIBIT 99.1

The Joint Corp. Reports Third Quarter 2016 Financial Results

The Company Added 42 Total Clinics in First Nine Months

Raises 2016 Adjusted EBITDA Guidance

Appoints John Meloun Chief Financial Officer and Eric Simon Vice President of Franchise Sales and Development

SCOTTSDALE, Ariz., Nov. 10, 2016 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ:JYNT), a national operator, manager and franchisor of chiropractic clinics, today reported results for the quarter ended September 30, 2016.

Third Quarter 2016 Financial Highlights

  Revenue increased 33% in the third quarter of 2016 to $5.5 million, up from $4.1 million in the same quarter last year.
  System wide Comp Sales1 in the third quarter of 2016 were 26%.
  354 total clinics in operation as of September 30, 2016, an increase of 13 clinics during the third quarter and an increase of 77 clinics from September 30, 2015.

“Our performance in the third quarter reflects strong revenue growth, which was driven by the addition of 77 clinics over the last 12 months, and significant improvement in reducing general and administrative expenses, which positively impacted our Adjusted EBITDA guidance for full year 2016. Furthermore, we continue to focus on opportunities to effectively manage our costs as we build our business,” said Peter D. Holt, chief executive officer of The Joint Corp. “Our company-owned or managed clinic buybacks are currently cash positive and our greenfield clinics are making progress towards profitability. However, the growth of our Chicago-area clinics continues to underperform our expectations. While we are working to improve the operating performance of the Chicago area clinics, we are also exploring strategic alternatives for those clinics that are in the best interest of our shareholders. In addition, we are considering non-dilutive financing options to strengthen our financial position.”

Holt added, “After careful review, I am very pleased to announce the promotion of John Meloun to chief financial officer. He brings to the role a solid base of knowledge, including significant financial and operational experience. John joined The Joint Corp. in early 2015 as director of financial planning and analysis. Since then, his financial and business insights have added great value and will be instrumental to the continued growth of our company."

“I am also pleased to announce the addition of Eric Simon to lead our franchise development team. Eric has an impressive track record of helping brands grow through franchise sales and development, which will be a tremendous benefit to the Company as we see franchise sales as an integral part of our expansion. To further accelerate our growth, Eric will play a key role in re-energizing and expanding our regional developer program. Our regional developer program accelerates growth by allowing qualified developers to assist in selling franchises and providing ongoing support to the franchisees in specific markets. I'm confident Eric’s franchise development experience and his commitment to operational excellence will be a major asset to The Joint Corp. and its franchisees.”

Third Quarter 2016 Financial Results

Revenue for the third quarter of 2016 increased 33% to $5.5 million from $4.1 million in the third quarter of the prior year due primarily to the addition and growth of 32 company-owned or managed clinics and the addition of 45 franchised clinics since September 30, 2015.

Cost of revenue in the third quarter of 2016 decreased 4% compared to the third quarter of 2015, due to a decrease in regional developer related clinic openings as well as a decrease in the number of terminations of undeveloped franchise licenses.

Selling and marketing expenses increased to $1.3 million in the third quarter of 2016, compared to $0.5 million in the same period last year, due to an increase in the number of company-owned or managed clinics.

General and administrative expenses increased to $5.4 million in the third quarter of 2016, compared to $4.5 million in the third quarter of 2015. This increase was driven by occupancy expenses associated with having a greater number of clinics open in the third quarter of 2016 compared to the same period the prior year, as well as an increase in real estate development costs for halting expansion of greenfield clinics.

Depreciation and amortization expenses increased for the third quarter of 2016, compared to the same period last year, due to the addition of property, equipment and intangible assets in acquisitions of franchises and regional developer rights, as well as growth in the number of greenfield clinics.

Operating loss in the third quarter of 2016 was ($2.6) million, compared to an operating loss of ($2.1) million in the third quarter of 2015. Net loss in the third quarter of 2016 was ($2.6) million, or ($0.21) per share, compared to a net loss of ($1.7) million or ($0.17) per share in the same period last year.

Adjusted EBITDA in the third quarter of 2016 was ($1.7) million, compared to ($1.2) million in the same quarter the prior year. In addition, third quarter 2016 Adjusted EBITDA is an improvement from Adjusted EBITDA of ($2.0) million in the second quarter of 2016 and ($2.7) million in the first quarter of 2016.

As of June 30, 2016, cash and cash equivalents were $3.4 million, compared to $16.8 million at December 31, 2015, $10.4 million at March 31, 2016, and $6.1 million at June 30, 2016.

2016 Financial Guidance

For full year 2016, The Joint Corp. is updating guidance for total revenues and Adjusted EBITDA, and reiterating guidance for net new clinic openings as set forth below:

  Total revenues in the range of $20 million to $21 million, compared to the previously expected range of $19 million to $21 million.
  Adjusted EBITDA in the range of $(7.9) million to $(7.3) million, compared to the previously expected range $(8.9) million to $(8.2) million.
  Net new clinic openings in the range of 58 to 63, including greenfields which make up 8 of the 14 company-owned or managed clinics added during the first six months of 2016, and 50 to 55 franchised clinics.

Full year 2016 guidance excludes potential non-cash charges relating to any strategic alternatives that the Company may undertake for its Chicago area clinics, including restructuring and related initiatives.

1 Comp Sales refers to the amount of sales a clinic generates in the most recent accounting period, compared to sales in the comparable period of the prior year, and (i) includes sales only from clinics that have been open at least 13 full months and (ii) excludes any clinics that have closed.

Conference Call

The Joint Corp. management will host a conference call at 5:00 p.m. ET on Thursday, November 10, 2016, to discuss the third quarter 2016 results. The conference call may be accessed by dialing 765-507-2604 or 844-464-3931, and referencing 96996768. A live webcast of the conference call will also be available on the investor relations section of the Company’s website at www.thejoint.com. An audio replay will be available two hours after the conclusion of the call through November 17, 2016. The replay can be accessed by dialing 404-537-3406 or 855-859-2056. The passcode for the replay is 96996768.

Non-GAAP Financial Information

This earnings release includes a presentation of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the Company’s underlying operating performance and operating trends. Reconciliations of net loss to EBITDA and Adjusted EBITDA are presented within the tables below. The Company defines Adjusted EBITDA as EBITDA before acquisition-related expenses, bargain purchase gain, and stock-based compensation expenses. The Company defines EBITDA as net income (loss) before net interest, taxes, depreciation, and amortization expenses.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are frequently used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the Company’s financial statements filed with the SEC.

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our failure to develop or acquire corporate clinics as rapidly as we intend, our failure to profitably operate corporate clinics, and the factors described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC. Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ:JYNT)

Based in Scottsdale, Arizona, The Joint is an emerging growth company that is reinventing chiropractic by making quality care convenient and affordable for patients seeking pain relief and ongoing wellness. Its no-appointment policy and convenient hours and locations make care more accessible, and affordable membership plans and packages eliminate the need for insurance. With 350+ clinics nationwide and more than 3 million patient visits annually, The Joint is a key leader in the chiropractic profession. For more information, visit www.thejoint.com or follow the brand on Twitter, Facebook, YouTube and LinkedIn.

Business Structure

The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, Florida, Illinois, Kansas, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, and Tennessee, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

THE JOINT CORP. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2016	2015
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$3,386,498	$16,792,850
Restricted cash	476,665	385,282
Accounts receivable, net	1,862,250	743,239
Income taxes receivable	38,814	70,981
Notes receivable - current portion	47,035	60,908
Deferred franchise costs - current portion	709,950	605,850
Prepaid expenses and other current assets	891,938	366,033
Total current assets	7,413,150	19,025,143
Property and equipment, net	7,526,728	7,138,746
Notes receivable, net of current portion and reserve	3,750	15,823
Deferred franchise costs, net of current portion	1,074,050	1,534,700
Intangible assets, net	2,572,778	2,542,269
Goodwill	2,805,331	2,466,937
Deposits and other assets	729,789	638,710
Total assets	$22,125,576	$33,362,328

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$820,748	$1,996,971
Accrued expenses	255,539	375,529
Co-op funds liability	105,185	201,078
Payroll liabilities	414,290	1,493,375
Notes payable - current portion	331,500	451,850
Deferred rent - current portion	239,018	334,560
Deferred revenue - current portion	3,118,867	2,579,423
Other current liabilities	61,660	54,596
Total current liabilities	5,346,807	7,487,382
Notes payable, net of current portion	-	130,000
Deferred rent, net of current portion	1,465,562	457,290
Deferred revenue, net of current portion	2,767,493	4,369,702
Other liabilities	285,021	238,648
Total liabilities	9,864,883	12,683,022
Commitments and contingencies
Stockholders' equity:
Series A preferred stock, $0.001 par value; 50,000
shares authorized, 0 issued and outstanding, as of September 30, 2016,
and December 31, 2015	-	-
Common stock, $0.001 par value; 20,000,000 shares
authorized, 13,266,775 shares issued and 12,719,399 shares outstanding as of September 30, 2016 and 13,070,180 shares issued and 12,536,180
outstanding as of December 31, 2015	13,266	13,070
Additional paid-in capital	36,345,365	35,267,376
Treasury stock (547,376 shares as of September 30, 2016 and
534,000 as of December 31, 2015, at cost)	(875,029)	(791,638)
Accumulated deficit	(23,222,909)	(13,809,502)
Total stockholders' equity	12,260,693	20,679,306
Total liabilities and stockholders' equity	$22,125,576	$33,362,328

THE JOINT CORP. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues:
Revenues and management fees from company clinics	$2,341,471	$1,198,397	$6,137,277	$2,368,866
Royalty fees	1,540,264	1,150,574	4,337,643	3,264,278
Franchise fees	602,400	638,000	1,641,409	1,862,259
Advertising fund revenue	595,955	330,502	1,218,256	955,480
IT related income and software fees	235,925	197,569	686,459	598,758
Regional developer fees	123,921	531,350	496,538	799,600
Other revenues	63,654	91,623	225,086	223,419
Total revenues	5,503,590	4,138,015	14,742,668	10,072,660
Cost of revenues:
Franchise cost of revenues	660,126	697,170	2,023,712	1,948,328
IT cost of revenues	58,636	48,312	162,752	134,233
Total cost of revenues	718,762	745,482	2,186,464	2,082,561
Selling and marketing expenses	1,272,524	500,579	3,184,484	1,881,502
Depreciation and amortization	695,579	421,390	1,908,238	822,489
General and administrative expenses	5,431,243	4,521,463	16,754,645	11,098,291
Total selling, general and administrative expenses	7,399,346	5,443,432	21,847,367	13,802,282
Loss from operations	(2,614,518)	(2,050,899)	(9,291,163)	(5,812,183)

Other income (expense):
Bargain purchase gain	-	384,214	-	384,214
Other income (expense), net	1,901	16,111	9,900	17,800
Total other income (expense)	1,901	400,325	9,900	402,014

Loss before income tax expense	(2,612,617)	(1,650,574)	(9,281,263)	(5,410,169)

Income tax expense	(14,277)	(6,148)	(132,144)	(6,148)

Net loss and comprehensive loss	$(2,626,894)	$(1,656,722)	$(9,413,407)	$(5,416,317)

Loss per share:
Basic and diluted loss per share	$(0.21)	$(0.17)	$(0.74)	$(0.55)

Basic and diluted weighted average shares	12,730,624	9,844,964	12,657,435	9,777,119

Non-GAAP Financial Data:
Net loss	$(2,626,894)	$(1,656,722)	$(9,413,407)	$(5,416,317)
Interest expense	(3,976)	5,979	4,700	9,796
Depreciation and amortization	695,579	421,390	1,908,238	822,489
Income tax expense	14,277	6,148	132,144	6,148
EBITDA	$(1,921,014)	$(1,223,205)	$(7,368,325)	$(4,577,884)
Stock based compensation	255,306	356,578	1,012,700	646,077
Acquisition related expenses	14,168	82,744	63,986	361,997
Bargain purchase gain	-	(384,214)	-	(384,214)
Adjusted EBITDA	$(1,651,541)	$(1,168,097)	$(6,291,639)	$(3,954,025)

The above table presents the reconciliation of net income (loss) to Adjusted EBITDA for the three and nine month periods ended September 30, 2016 and 2015.

THE JOINT CORP. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	September 30,
	2016	2015
Net loss	$(9,413,407)	$(5,416,317)
Adjustments to reconcile net loss to net cash	2,456,749	440,646
Changes in operating assets and liabilities	(3,387,059)	966,989
Net cash used in operating activities	(10,343,717)	(4,008,682)
Net cash used in investing activities	(2,608,379)	(7,156,088)
Net cash used in financing activities	(454,256)	(110,000)
Net decrease in cash	$(13,406,352)	$(11,274,770)

Investor Contact:
Peter Vozzo
peter.vozzo@westwicke.com
443-213-0505

Media Contact:
Inna Lazarev
Public Relations Manager
inna.lazarev@thejoint.com